UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 15, 2011

GSI COMMERCE, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

935 First Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-491-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

GSI Commerce, Inc. ("GSI") announced on February 15, 2011 that Damon Mintzer, Executive Vice President, Sales of GSI was promoted to the role of Executive Vice President, Strategic Business Development of GSI. Mr. Mintzer will continue to report to Michael G. Rubin, Chairman, President and CEO of GSI, and will be responsible for enterprise-wide business and corporate development, including developing relationships with strategic business partners, indentifying potential acquisitions targets, and assisting each of GSI's business units in developing new business opportunities. Upon taking this new role, the direct sales functions for GSI's e-commerce segment which Mr. Mintzer previously oversaw will be reorganized and split into each functional area of the GSI e-commerce segment.

On February 15, 2011, John A. Hunter, advised GSI that he will not seek re-election to the GSI Board of Directors when his term expires at the Company's upcoming 2011 Annual Meeting of Stockholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

February 18, 2011	By:	/s/ Michael R. Conn

Name: Michael R. Conn
Title: EVP, Finance and Chief Financial Officer